                        AGREEMENT AND ESCROW INSTRUCTIONS

                   -------------------------------------------

                      Desert Samaritan Medical Building III

                             1520 South Dobson Road

                                  Mesa, Arizona

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                                  Aug. 15, 1995

Exhibit A         --       Legal Description of Property
Exhibit B         --       Ground Lease and Amendments
Exhibit C         --       List of Personal Property
Exhibit D         --       List of Tenant Leases and Tenant Deposits
Exhibit E         --       Escrow Instructions
Exhibit F         --       Promissory Note
Exhibit G         --       Rent Roll Format
Exhibit H         --       Estoppel Certificate
Exhibit I         --       List of Partner Tenants New Lease Terms
Exhibit J         --       Bill of Sale
Exhibit K         --       Assignment of Tenant Leases
Exhibit L         --       General Assignment
Exhibit M         --       Non-Foreign Status Certificate
Exhibit N         --       Assignment of Ground Lease/Estoppel
Exhibit O         --       Special Warranty Deed





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                  THIS AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is entered into on this 15th day of August, 1995 in Phoenix, Arizona by and between Phase III Desert Samaritan Medical Building Partners, an Arizona general partnership ("Seller") and Desert Commercial Properties Limited Partnership, an Arizona limited partnership or its Permitted Assignee ("Buyer") with respect to the following facts:

                                    RECITALS

                  A. Seller is the ground lessee of certain property more particularly described on Exhibit "A" attached to this Agreement (the "Real Property")), pursuant to a Ground Lease dated July 3, 1984 with Samaritan Health System (formerly known as Samaritan Health Service and Samaritan Health Services), an Arizona non-profit corporation ("Samaritan") and evidenced by Memorandum of Ground Lease recorded July 3, 1984, as Instrument No. 84-543286, and a First Amendment to Ground Lease dated January 1, 1992 and subject, among other things, to Second Amendment to Reciprocal Easement Agreement recorded December 23, 1993, as Instrument No. 93-900503, all as described in Exhibit "B" attached to this Agreement (collectively, the "Ground Lease, with the lessee's interest thereunder referred to as the "Ground Lessee's Interest").

                  B. In addition, Seller owns, or has interest in: (i) various plans, licenses, permits and other personal property as more particularly described in Exhibit "C" attached to this Agreement ("Personal Property"); (ii) various leases with tenants ("Tenants") at the Property as more particularly described in Exhibit "D" attached to this Agreement ("Tenant Leases"); (iii) the fixtures, equipment and improvements, generally consisting of a commercial medical building commonly known as 1520 South Dobson Road, Mesa, Arizona (the "Improvements"); (iv) security and other deposits ("Tenant Deposits") paid by Tenants pursuant to Tenant Leases; and (v) other rights and interests constituting a part of or appurtenant to the foregoing, including but not limited to warranties, name of and telephone number for "Desert Samaritan Medical Building III" or equivalent, easements, licenses, parking areas, tax, insurance and condemnation awards and other matters (with any or all of the foregoing including the Ground Lessee's Interest, sometimes referred to herein as the "Property").

                  C. Buyer desires to purchase, and Seller desires to sell, the Property, including the assignment of the Ground Lessee's Interest and Tenant Leases to Buyer, on the terms and conditions set forth in this Agreement.

                        AGREEMENT AND ESCROW INSTRUCTIONS

                  NOW, THEREFORE, incorporating herein by this reference the foregoing recitals and in consideration of the terms and conditions of this Agreement, and the mutual covenants herein contained, Seller and Buyer hereby agree as follows:





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                  1.       Escrow.

                           (a)      Opening Of Escrow.

                  The escrow for the consummation of the transaction contemplated by this Agreement (the "Escrow") shall be opened on that date ("Opening of Escrow") on which a copy or copies of this Agreement signed by Seller and Buyer together with Buyer's Deposit (as defined in paragraph 3(b)(i) are delivered to Chicago Title Insurance Company located at 2020 North Central Avenue, Suite 300, Phoenix, Arizona, (FAX: (602) 382-2261 Attn: Clifford Dieckoff ("Escrow Holder"). This Agreement, together with any additional escrow instructions provided for herein or executed pursuant hereto, shall: (i) constitute escrow instructions to the Escrow Holder; and (ii) evidence the agreement of Seller and Buyer with respect to the purchase and sale of the Property.

                           (b)      Requests Of Escrow Holder.

                                    Seller and Buyer hereby adopt escrow
instructions for the escrow in the form attached as Exhibit "E", and each agree to execute such additional escrow instructions and other documents, and take such other steps, not inconsistent herewith, as the other or Escrow Holder may reasonably require in order to perform its functions and close the transactions contemplated herein in a timely manner; provided, however, that: (i) any such additional escrow instructions shall not include the customary thirteen (13) day cancellation provision usually contained in Arizona escrows and this Agreement shall control to the extent of any conflict or inconsistency with such escrow instruction or documents.

                  2.       Purchase And Sale Of The Property And Personal
Property.

                           Seller hereby agrees to sell and convey to Buyer,
and Buyer hereby agrees to purchase from Seller, the Property, all upon the terms and subject to the conditions set forth in this Agreement.

                  3.       Consideration To Seller.

                           (a)      The Purchase Price.

                                    The purchase price payable by Buyer to
Seller for the Property shall be Eight Million Nine Hundred Thousand and No/100 Dollars U.S. ($8,900,000.00) (the "Purchase Price").



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

                           (b)      Terms Of The Purchase.

                                    (i)     Deposit.

                                            Concurrent with the Opening of
Escrow, Buyer shall deposit with Escrow Holder the amount of Fifty Thousand Dollars ($50,000.00) ("Deposit"). The Deposit shall be deposited in a segregated interest bearing account titled for this transaction and Escrow with interest thereon accruing for the benefit of Buyer if Close of Escrow occurs and, if Close of Escrow does not occur, for the benefit of the party that is entitled to the Deposit pursuant to this Agreement. Prior to the Close of Escrow (or earlier, if requested by Escrow Holder), Buyer, or its Permitted Assignee, shall provide its tax identification number to Escrow Holder for purposes of reporting interest earned.

                                    (ii)     Payment Upon Close Of Escrow.

                                     At or prior to the Close of Escrow, Buyer
shall deliver or cause to be delivered to Escrow Holder: (i) cash or immediately available funds in an amount equal to Seller's Required Payments (as herein defined); (ii) a Promissory Note in the form of Exhibit "F" (the "Note"), completed to reference an original principal amount equal to the Purchase Price less the sum of the Deposit and the Seller's Required Payments (the "Note Amount"), duly executed and delivered by Buyer; and (iii) a Letter of Credit in an amount equal to the total of the Note Amount plus interest accruing thereon from Close of Escrow until the Maturity Date, issued by an Acceptable Bank (as those terms are herein defined). Seller shall pay the Letter of Credit Fee; provided, that should Seller not pay the Letter of Credit Fee prior to Close of Escrow, Buyer shall have the right to reduce the Note Amount by an amount equal to the Letter of Credit Fee, with the Letter of Credit amount to be adjusted accordingly, and Buyer to pay the Letter of Credit Fee.

                           (c)      Definitions.

                                    For purposes of Paragraph 3(b)(ii), the
following terms shall have the following meanings:

                           "Letter of Credit" shall mean a standby, irrevocable,
non-transferable and non-negotiable Letter of Credit issued by an Acceptable Bank and secured by a certificate of deposit maturing on the Maturity Date obtained and funded by Buyer at Close of Escrow and pledged in favor of Acceptable Bank to secure the Letter of Credit (with the rate of interest payable by Acceptable Bank on such certificate of deposit referred to herein as the "CD Rate"), available for draw by Seller at any time on or within thirty
(30) days following the Maturity Date at Phoenix, Arizona, upon default in payment of the Promissory Note.

                           "Acceptable Bank" shall mean Bank One, N.A., Morgan
Guaranty Trust or other financial institution reasonably acceptable to Seller and Buyer, as designated by Seller to Buyer not later than twenty (20) days prior to Close of Escrow, and willing to issue the Letter of Credit.



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                           "Maturity Date" shall mean January 3, 1996.

                           "Letter of Credit Fee" shall mean all fees and costs
charged by Acceptable Bank in issuing the Letter of Credit.

                           (d)      Seller Required Payments.

                           At or prior to Close of Escrow, Seller shall pay the
following ("Seller's Required Payments"): (i) all costs to pay off any and all existing liens and encumbrances against the Property (including pre-payment, defeasance and other fees and costs), including but not limited to the then remaining principal balance and accrued interest under, that $8,200,000.00 obligation evidenced by Deed of Trust dated November 29, 1984 and recorded December 18, 1984, as Instrument No. 84-543287 and Assignment of Rents and Leases dated November 29, 1984 and recorded December 18, 1984, as Instrument No. 84-543289, both made by Seller in favor of First Interstate Bank of Arizona, N.A., as Trustee under Indenture of Trust dated as of November 29 1984, as successor-in-interest to the Industrial Development Authority of the City of Mesa, Arizona, and related documents (the "IDA Obligations"); (ii) all escrow fees, title insurance premiums, recording costs and similar costs payable by Seller pursuant to this Agreement; (iii) all real estate commissions payable by Seller pursuant to this Agreement; (iv) all Tenant Deposits, rent pro-rations, and similar payments payable by Seller pursuant to this Agreement; and (v) all other payments payable by Seller, pursuant to this Agreement, at or prior to Close of Escrow.

                  4.       Seller's Deliveries.

                           (a)      Seller's Initial Deliveries.

                                    Within seven (7) days following the Opening
of Escrow (unless otherwise provided), Seller shall deliver or cause to be delivered to Buyer, originals or legible copies of the following documents pertaining to the Property to the extent not previously delivered to Buyer:

                                    (i)     Preliminary Title Report for the
Real Property together with all documents referenced therein ("Preliminary Title Report") issued by Chicago Title Insurance Company ("Title Company"), to be delivered by Escrow Holder to Seller;

                                    (ii)    the Ground Lease, and any other
documents pertaining to the Ground Lease;

                                    (iii)   All income and expense records for
the fiscal years 1992, 1993, 1994 and 1995 to date;

                                    (iv)    Current real, personal property and
rent tax bills including any prior or pending appeal information;



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                                    (v)     All maintenance records, service
contracts and other documents concerning maintenance for 1993, 1994 and 1995;

                                    (vi)    A schedule of all renovations and
construction costs, together with all contracts and warranties with respect thereto, for 1993, 1994 and 1995;

                                    (vii)   All existing Tenant Leases, and a
schedule of all of the Deposits, which shall be set forth on Exhibit "D";

                    (viii) All equipment leases or contracts;

                                    (ix)    All existing asbestos reports or
other hazardous material reports, including test results, if any ("Environmental
 Reports");

                                    (x)     Any existing surveys, including,
any which identify compliance and non-compliance items under the Americans with Disability Act of 1992;

                                    (xi)    All plans and specifications that
Seller has in its possession or control, including all mechanical and electrical drawings;

                                    (xii)   Current rent roll for all Tenants
and Tenant Leases (to be updated not less often than each thirty (30) days until Close of Escrow, and not earlier than three (3) days prior to the Close of Escrow) disclosing all pertinent terms of the Tenant Lease, including but not limited to, Tenant Deposits, term, premises, options and similar rights, delinquencies, concessions, rent and rental increases, in the basic format of Exhibit "G" (the "Rent Roll"); and

                                    (xiii)  any other documents and information
in Seller's custody or control pertaining to the Property, including the operation and condition thereof.

                           All of the documents set forth in paragraph 4(a)
above shall collectively be referred to as "Initial Deliveries".

                           (b)      Certification Of Seller's Initial
Deliveries.

                                    Upon Seller's completion of delivery of the
Initial Deliveries to Buyer, Seller shall provide to Buyer and Escrow Holder a written certification for all of the Initial Deliveries which shall certify that the Initial Deliveries provided to Buyer constitute all of the documents in Seller's possession or control with respect to each category referred to in paragraph 4(a) ("Delivery Certification").

                           (c)      Confidentiality.

                                    Buyer shall maintain the confidentiality of
the Initial Deliveries; provided, that the foregoing shall not preclude Buyer



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from providing the Initial Deliveries, information contained therein, or extrapolations thereof, to third parties reasonably connected to Buyer's acquisition and financing of the Property, including but not limited to, attorneys, accountants, appraisers, prospective investors or partners, prospective property managers, prospective lenders, mortgage brokers or bankers for prospective financing, or otherwise as required by applicable law (the "Confidentiality Obligation"). The Confidentiality Obligation shall automatically terminate on Close of Escrow except with respect to that portion of the Initial Deliveries constituting or disclosing the financial affairs of Seller other than ownership and operation of the Property (the "Continuing Obligation"). The Confidentiality Obligation (including the Continuing Obligation) shall survive any termination of this Agreement prior to Close of Escrow. and the Continuing Obligation shall survive Close of Escrow.

                           (d)      Redelivery.

                                    Upon any termination of this Agreement,
other than due to Seller's default, Buyer shall promptly deliver to Seller all Initial Deliveries obtained from Seller, and either deliver to Seller or destroy any copies thereof in the possession of Seller or its agents.

                  5.       Contingencies.

                           (a)      Buyer's Contingencies.

                                    Notwithstanding any other provision,
covenant or agreement set forth herein to the contrary, Buyer's obligations under this Agreement shall be subject to Buyer's satisfaction (or waiver), review and approval of the matters set forth in this paragraph 5(a) (the "Contingencies"), in Buyer's sole and absolute discretion, as evidenced by written notice of Buyer's approval or waiver thereof (the "Approval Notice"), given to Escrow Holder on or before 5:00 p.m., Mountain Standard Time, on the day which is sixty (60) days after the Opening of Escrow ("Contingency Period"), subject to extension pursuant to the objection and cure provisions set forth in paragraph (b) below. If Buyer has not given the Approval Notice to Escrow Holder prior to the expiration of the Contingency Period, or if Buyer at any time prior to the Contingency Date gives written notice of disapproval of any of the Contingencies to Escrow Holder (a "Disapproval Notice"), then the Escrow Holder shall, without further consent from Seller, deliver the Deposit (including any interest earned thereon) to Buyer, Buyer shall be deemed to have terminated this Agreement pursuant to the provisions of this paragraph, and all rights and obligations of the parties under this Agreement shall be terminated. The Contingencies shall include:

                           (i)      Initial Deliveries.

                                    Buyer's receipt and approval of the Initial
Deliveries.

                           (ii)     Property Inspection.

                                    Buyer's inspection and approval of the
physical condition of the Property ("Property Inspection") including, without



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limitation, the conducting of soil tests, surveys, engineering and structural studies and tests for hazardous wastes and hazardous substances as defined in applicable Arizona and federal laws.

                           (iii)    Title Insurance.

                                    Receipt and approval by Buyer of the
Preliminary Title Report committing to issue to Buyer an ALTA standard coverage owner's policy of title insurance or, at Buyer's election, an ALTA extended coverage owner's policy of title insurance (the "Title Policy"), naming Buyer as the insured, in a policy amount equal to the Purchase Price, as the Ground Lessee's Interest. At Close of Escrow, Seller shall pay that portion of the Title Policy premium attributable to standard owner's coverage (the "Standard Premium") and Buyer shall pay the excess in premium (the "Extended Premium") attributable to the obtaining of such ALTA owner's extended coverage policy of title insurance and any endorsements thereto. In the event Title Company shall, following issuance of the Initial Preliminary Title Report, issue an Amendment or update to the Preliminary Title Report (an "Amended Commitment") disclosing new or additional Title Exceptions to be shown on the Title Policy not caused by Buyer ("New Exceptions"), Buyer shall have until the later (the "Amended Approval Date") of five (5) business days following receipt of the Amended Commitment (including legible copies of the New Exceptions) or the expiration of the Contingency Period, to review and approve, in Buyer's sole and absolute discretion, the New Exceptions, with Buyer deemed to have approved the New Exceptions unless Buyer, on or prior to the Amended Approval Date, delivers a Disapproval Notice, with respect to the New Exceptions, to Escrow Holder. Any such Disapproval Notice timely delivered by Buyer with respect to the New Exceptions shall terminate this Agreement in the same manner as for a Disapproval Notice timely given in accordance with paragraph 5(a).

                           (iv)     Commitment for New Financing;

                                    Receipt by Buyer of a commitment letter
from an institutional lender ("New Lender") to provide a new loan ("New Financing") secured by a first trust deed on the Property (with the Ground Lease subordinated to such first trust deed) in an amount not less than $6,200,000 and otherwise on terms acceptable to Buyer in Buyer's sole discretion.

                           (b)      Objection Matters

                                    Buyer shall have the right, in addition to
its right to give a Disapproval Notice, to tender an Approval Notice or a Disapproval Notice, pursuant to which Buyer expressly requests Seller to attempt to cure, prior to a specified date (the "Cure Date"), without obligation on the part of Seller to do so, any matters objected to by Buyer ("Objection Matters") as a part of Buyer's review of the Contingencies (a "Conditional Approval Notice" and "Conditional Disapproval Notice", respectively). Seller shall then have ten (10) business days following its receipt of the Conditional Approval Notice or Conditional Disapproval Notice to elect, by written notice to Buyer and Escrow Holder (the "Election Notice"), to either cure the Objection Matters by the Cure Date, or not to attempt cure of the Objection Matters (with Seller deemed to have elected to not attempt such cure if Seller fails to timely give



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the Election Notice). Buyer will then have until the later of five (5) business days following receipt of the Election Notice or expiration of the ten (10) business days for Seller to give the Election Notice to elect, by written notice to Escrow Holder, to either terminate this Agreement (in the same manner as if Buyer timely gives Disapproval Notice pursuant to paragraph 5(a)), or to elect to waive its objection to the Objection Matters (with Buyer's failure to give notice of such election to be deemed to be Buyer's election to have given a Disapproval Notice pursuant to paragraph 5(a)).

(c) Tenant Estoppel Certificates and Subordination Agreements Buyer's obligations under this Agreement shall also be conditioned upon Buyer obtaining (or waiving requirement for) execution of: (1) Estoppel Certificates in substantially the form of Exhibit "H" attached hereto (the "Estoppel Certificates"); and (2) Estoppel Certificates/Subordination and Non-Disturbance Agreements (or equivalent documents) in the form requested by New Lender for the New Financing (the "Subordination Agreement") by either: (i) Tenants representing Tenant Leases for not less than ninety percent (90%) of the leased area of the Property; plus (ii) Estoppel Certificates executed by Seller, as "Landlord" for the remaining Tenant Leases for which Tenant executed Estoppel Certificates are not so obtained. The Estoppel Certificates shall be in a "clean" form, not referencing or disclosing any default by either the Seller, as landlord or Tenant under the involved Tenant Lease and consistent with the Rent Roll provided by Seller to Buyer.

                             Provided Buyer has delivered the forms of the
Estoppel Certificates and Subordination Agreements to Seller for execution by Tenants at least thirty-five (35) days prior to the Close of Escrow, and in the event Buyer does not receive such Estoppel Certificates and Subordination Agreements executed by Tenants or Landlord in compliance with subparagraphs (i) and (ii) above, dated not earlier than thirty (30) days prior to the Close of Escrow and not later than ten (10) days prior to the Close of Escrow, then Buyer may elect, by written notice to Escrow Holder given after the date ten (10) days, and before the date five (5) days, prior to the Close of Escrow to terminate this Agreement, in which event the Deposit (and any interest earned thereon) shall be returned to Buyer, and neither Seller nor Buyer shall have any further right or obligation as to the other under this Agreement except as expressly set forth herein.

                           (d)      New Tenant Leases

                                    Seller obtaining, and delivering to Buyer,
execution of new or, where appropriate, extension of existing, Tenant Leases on the terms, and utilizing the lease form referenced on Exhibit "I", from those Tenants being partners or affiliates of Seller (the "Affiliated Leases"); provided, that the Affiliated Leases may be conditioned upon Buyer completing Close of Escrow. In the event that Seller does not so deliver the Affiliated Leases to Buyer within thirty (30) days following Opening of Escrow, Buyer shall thereafter have the right to issue a Disapproval Notice with respect to the Affiliated Leases. This Agreement shall not obligate any individual partner of Seller to enter into an Affiliated Lease prior to any such partner executing and actually delivering an Affiliated Lease pursuant to this paragraph.



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                           (e)      Seller's Contingencies.

                                    Notwithstanding any other provision,
covenant or agreement set forth herein to the contrary, Seller's obligations under this Agreement shall be subject to satisfaction of the following conditions ("Seller Contingencies") within the time limits specified:

                                    (i)     Samaritan Release.

                                            Seller being released at Close of
Escrow by Samaritan from its obligations under the Ground Lease, on the terms, and by execution by Samaritan of, the Landlord's Consent and Release attached to and forming a part of the Assignment of Leasehold Interest (Phase III) attached as Exhibit "N" to this Agreement ("Seller's Liability Release").

                                    (ii)    Partner Approval.

                                            Seller obtaining the requisite
approval (as set forth in the Partnership Agreement or equivalent organizational control document for Seller) from its partners for the transaction evidenced by this Agreement (the "Seller's Partners Approval") within ten (10) days following the Opening of Escrow (the "Seller's Approval Date"). Seller agrees, promptly following Opening of Escrow, to submit this Agreement, and such other additional information as shall be requested by the partners in Seller to properly consider the request for Seller's Partners Approval, to all partners in Seller, and to diligently pursue obtaining of Seller's Partners Approval.

                           (f)      Satisfaction of Seller's Contingencies.

                                    In the event binding agreement of Samaritan
to the Seller's Liability Release has not been obtained and delivered to Seller on or prior to expiration of the Contingency Period, or in the event Seller has not obtained the Seller's Partners Approval on or prior to the Seller's Approval Date, this Agreement will be deemed terminated, in which event the Deposit (and any interest earned thereon) shall be returned to Buyer, and neither Seller nor Buyer shall have any further right or obligation as to the other under this Agreement except as expressly set forth herein. In the event such binding agreement of Samaritan to the Seller's Liability Release and Seller's Partners Approval are so timely obtained, those contingencies will be deemed satisfied.

                  6.       Warranties And Representations.

                           (a)      Representations And Warranties Of Seller.

                                    Seller warrants and represents to Buyer as
of the date hereof and as of the Closing Date as follows (with such warranties and representations to survive the Close of Escrow):



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                                    (i)  Title To The Property.

                                         To the actual knowledge of Herbert H.
Bunchman II, M.D., Michael A. Chasin, M.D., and Mark Stern, M.D. (the "Managing Partners", with all references herein to "actual knowledge" of Seller deemed to refer only to the actual knowledge of any of the Managing Partners), Seller is the holder of the Ground Lessee's Interest, and has good and marketable title to the remainder of the Property, all free and clear of restrictions, conditions, transfers, assignments liens, pledges, charges, encumbrances, covenants and claims, except those which are (i) specifically set forth in this Agreement, or
(ii) referenced in the Title Commitment, or (iii) revealed by an Arizona Uniform Commercial Code Search conducted under Seller's name.

                                    (ii)   Authority And Consent.

                                            Seller:  (a) acting through all
three (3) of the Managing Partners, has all right, power, legal capacity, and authority to enter into this Agreement, with any two (2) of the Managing Partners authorized to execute any and all documents and to take all such acts required for Seller to perform its obligations under this Agreement; and (b) has obtained all necessary approvals and consents in connection herewith and shall provide to Escrow Holder and Buyer a partnership resolution, in a form acceptable to Escrow Holder for issuance of the Title Policy, authorizing the Managing Partners to so execute this Agreement and any and all additional documents as may be reasonably required to effectuate this transaction.

                                    (iii)   No Known Violations.

                                            Seller has not received any notices,
of any, and to Seller's actual knowledge, no governmental authority or any employee or agent thereof considers any, construction of the Improvements, or the operation, use or ownership of the Property, to have violated or be in violation of any ordinance, rule, law, regulation or order of any government or any agency, body or subdivision thereof or that any investigation has been commenced or is contemplated respecting any such possible violation.

                                    (iv)    Agreements.

                                            Seller has no actual knowledge of
any commitments to, agreements with or any plans proposed or discussed by any government authority or agency (federal, state or local) affecting the Property which have not been disclosed by Seller to Buyer in writing as a part of the Initial Deliveries.

                                    (v)     Representations.

                                            The representations or warranties
of Seller in this Agreement and the Initial Deliveries furnished or to be



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furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, to Seller's actual knowledge will not and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements of fact contained therein not misleading.

                                    (vi)    Litigation.

                                            Seller is not involved in, nor is
there to Seller's actual knowledge any, pending or threatened litigation which will affect its ability to perform under this Agreement, or which in any way affects any of the Property.

                                    (vii)   Foreign Affidavit.

                                            Seller is not a foreign person and
is a "United States Person" as those terms are defined in Section 7701(a)(3) of the Internal Revenue Code of 1954, as amended.

                                    (viii)  Leases.

                                            Seller has no actual knowledge that
any third party has any interest in any Tenant Leases or the Ground Lessee's Interest affecting any of the Property other than those referred to in Exhibit D, the Preliminary Title Report, or that would be revealed by an Arizona Uniform Commercial Code Search conducted under Seller's name.

                                    (ix)    Special Assessments.

                                            To Seller's actual knowledge, there
are not presently pending any special assessments or condemnation actions against the Property or any part thereof, nor has Seller received any notice of any special assessments or condemnation actions being contemplated.

                                    (x)     Operation of the Property as Part
of the Close of Escrow.

                                            Seller shall continue to operate
and maintain the Property or cause the Property to be operated and maintained up to the Close of Escrow in the usual and customary manner and in order to assure preservation of the business relationship and good will with, among others, the Tenants, and shall ensure that the Property is used and maintained in good operating condition at all levels required for normal operation up to the Close of Escrow. Seller shall not cause or permit any material changes in its policies, management, format or operation of the Property.

                                    (xi)    Security Deposits.

                                            Seller shall maintain the Tenant
Deposits in the amount represented in Exhibit "D" and shall not utilize the Tenant Deposits to offset any delinquencies or other sums due and owing from the



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Tenants. After the Close of Escrow, Seller shall retain the right to collect from Tenants any and all sums due and delinquent under the Tenant Leases for periods prior to the Close of Escrow; provided, Seller shall not initiate any legal proceedings to collect any such delinquent rents for any Tenants while such Tenants remain tenants in the Property. At all times prior to Close of Escrow, Seller shall promptly notify Buyer in writing of any defaults that any Tenants may commit, or claim to have been committed on behalf of the landlord thereunder, under the Tenant Leases.

                                    (xii)   Hazardous Waste.

                                            To Seller's actual knowledge (with
Seller not having undertaken any independent investigation thereof), and except as set froth in any Environmental Reports: (a) there are not any violations of any Federal, state or local law, ordinance or regulation relating to the industrial hygiene, presence or use of hazardous waste (as herein defined) on, or to the environmental condition on, under, or about the Property, including, but not limited to, the soil and underground water; and (b) during the time the Seller has owned the Property, neither the Seller, nor any third party has improperly or illegally used, generated, manufactured, stored, disposed of, on or under or about, the Property or transported to or from the Property in an improper or illegal manner, any flammable, explosive, radioactive, hazardous waste, toxic substances or related materials or other substances regulated by applicable law. For purposes of this Agreement, "hazardous waste" shall include but not be limited to, substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances", or that are or become regulated under, or that are classified as hazardous or toxic (or equivalent designation), in or under any and all federal law including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 49 USC
Section 1801, et seq., the Resource regulations adopted in publications promulgated pursuant to such laws, and any and all laws of the State of Arizona including but not limited to the Arizona Public Health and Safety Act, Title 36, and Arizona Environmental Quality Act, Title 49, Arizona Revised Statutes, and all rules and regulations adopted and guidelines promulgated pursuant to the foregoing.

                                    (xiii)  Employment.

                                            With respect to Seller's ownership,
management, maintenance and operation of the Property (but excluding any business conducted by Seller as a Tenant on the Property, any employees of Samaritan, or any employees of Seller's manager for the Property), Seller has no salaried or hourly employees, union or collective bargaining agreements, or current labor disputes. As of the Close of Escrow, all of the applicable real estate taxes, rent taxes, personal property taxes, withholding taxes, employment taxes, social security taxes, sales taxes, excise taxes and other applicable Federal, state, and municipal taxes applicable to the Property for the period through Close of Escrow or for which Seller is otherwise responsible has or will have been paid.

                           (b)      Warranties And Representations Of Buyer.

                                            Buyer has the power, legal capacity
and authority to enter into and perform its obligations under this Agreement and has obtained, or will obtain by Close of Escrow, all approvals and consents necessary in connection herewith and shall provide to Escrow Holder such resolutions as Escrow Holder may reasonably require.

                  7.       Close Of Escrow.

                           (a)      Time And Place.

                                    The closing of the purchase and sale
transaction contemplated by this Agreement (the "Close of Escrow" or "Closing") shall take place, at the location designated by the Escrow Holder, by 5:00 p.m. on November 15, 1995 or such earlier date as designated upon not less than five
(5) days notice by Buyer to Escrow Holder and Seller, provided, Buyer shall have the right to extend Closing for up to two (2) consecutive and successive periods of thirty (30) days each by written notice to Seller given not later than five
(5) days prior to the date then set for Close of Escrow.

                           (b)      Seller's Obligations At Closing.

                                    At the Close of Escrow, in addition to all
documents reasonably required to be obtained or recorded by Escrow Holder, Seller shall deliver to Escrow Holder or, as appropriate, cause to be delivered, the following documents and instruments:

                                    (i)     Possession of the Property subject
only to the terms of the Ground Lease, matters referenced in the Preliminary Title Report and the rights of Tenants under the Tenant Leases;

                                    (ii)    The Title Policy or a commitment to
issue the Title Policy from the Title Company in a form reasonably acceptable by Buyer;

                                    (iii)   A Bill of Sale duly executed by
Seller conveying to Buyer all of Seller's right, title and interest in and to the Personal Property ("Bill of Sale") in the form set forth in Exhibit "J" to the Agreement;

                                    (iv)    An Assignment of Tenant Leases duly
executed by Seller assigning to Buyer all of Seller's right, title and interest in and to the Tenant Leases (to the extent accruing from and after the Close of Escrow) and Tenant Deposits, in the form of and upon the terms and conditions contained in, Exhibit "K" to this Agreement (the "Tenant Lease Assignment");

                                    (v)     An Assignment duly executed by
Seller assigning to Buyer all of Seller's right, title, interest and obligations under, in and to all service agreements and the like (to the extent such are assignable), for the period from and after Close of Escrow ("General Assignment"); provided however, Seller shall cancel, at its expense any management arrangement for the Property effective as of Close of Escrow, and Buyer shall have the right to request that Seller cancel any and all such service agreements effective at the Close of Escrow in lieu of assignment.

The General Assignment shall be in the form of and upon the terms and conditions contained in Exhibit "L" to this Agreement;

                                    (vi)    A Certificate of Non-Foreign Status,
sworn under penalty of perjury containing Seller's United States Tax Identification Number and stating that Seller is not a foreign person and is a United States person as defined in the Internal Revenue Code including Section 1445. The Certificate of Non-Foreign Status shall be in the form of and upon the terms and conditions contained in Exhibit "M" to this Agreement;

                                    (vii)   A Seller's Estoppel Certificate with
respect to any such Tenants for which a Tenant Estoppel Certificate was not provided, if requested by and to the extent acceptable to Buyer;

                                    (viii)  An Assignment duly executed by
Seller assigning to Buyer all of Seller's right, title, interest and obligations under, in and to the Ground Lease to the extent accruing from or after the Close of Escrow ("Ground Lease Assignment"), and including release by Samaritan of Seller from all post-Closing liability under the Ground Lease, in the form of and otherwise upon the terms and conditions contained in Exhibit "N" to this Agreement;

                                    (ix)    A Special Warranty Deed executed by
Seller conveying to Buyer all of Seller's right, title and interest in and to all fixtures and improvements located on, and rights appurtenant to, the Real Property, in the form set forth on Exhibit "O" to this Agreement;

                                    (x)     Such other documents as may be
requested or required by Buyer and/or Escrow Holder to effectuate the purchase and sale contemplated in this Agreement;

                                    (xi)    Originals of all Initial Deliveries,
and of all other agreements, and of all records and plans maintained in connection with the ownership and operation of the Property together with all originals of all licenses and permits, including all governmental licenses and all warranties relating to the Property;

                                    (xii)   Keys to all entrance doors to the
Property and keys to all Personal Property located on the Property, which keys shall properly be tagged for identification;

                                    (xiii)  Such resolutions, authorizations,
bylaws and other documents to reasonably authorize Seller to enter into and complete all performances and documents required for this transaction; and

                                    (xiv)   Such payoff statements, releases,
or other documents as are required to fully release the property from the encumbrance of the IDA Obligations as of Close of Escrow, subject to payment thereof by Seller as provided in Paragraph 3.

                           (c)      Buyer's Obligations At Closing.

                                    At the Closing, Buyer shall execute and
deliver to Escrow the following:

                                    (i)     The Purchase Price and such
additional funds as are required to be paid by Buyer at the Close of Escrow as provided for in this Agreement;

                                    (ii)    The Note (with Escrow Agent hereby
directed to complete the Note to insert the CD Rate as the "Effective Rate" in paragraph 1 of the Note) and the Letter of Credit (each for delivery to Seller at Close of Escrow); and

                                    (iii)   Assumptions for the Ground Lease
Assignment, Tenant Lease Assignment and General Assignment, and such other documents as may be reasonably requested or required by Seller and/or Escrow Holder to effectuate the purchase and sale contemplated by this Agreement.

                  8.       Costs.

                           The following items shall be paid at the Close of
Escrow as indicated:

                           (a)      Seller's Costs.

                                    Seller shall pay for the Standard Premium
for the Title Policy, the documentary transfer tax (if any), one-half of the Escrow costs and any other expenses incurred in Escrow customarily paid by sellers of real property in Maricopa County, Arizona. In addition, Seller shall pay its prorated share of real property taxes, insurance, utility and service contracts and arrangements. In the event Buyer desires an extended coverage Title Policy, the Extended Premium shall be paid by Buyer. All improvement district special or similar assessments shall be paid by Seller in full at or prior to the Closing.

                           (b)      Buyer's Costs.

                                    Buyer shall pay one-half of the Escrow
costs, and any other expenses incurred in Escrow which are customarily paid by buyers of real property in Phoenix, Arizona. Buyer shall pay it's prorated share of real property taxes, insurance, utility and service contracts and arrangements.

                           (c)      Prorations.

                                    Rents, revenues and other income actually
paid to and received by Seller, if any, from the Property, any payments due, including property taxes, service contract fees, installment payments, insurance premiums and other expenses, if any, and any impounds and/or deposits shall be prorated as of the Close of Escrow.

                           (d)      Tenant Deposits.

                                    All Tenant Deposits shall be delivered by
Seller to Buyer through Escrow.

                  9.       Remedies.

                           If Seller fails to perform any of its obligations in
accordance with this Agreement, Buyer shall have all rights or remedies under applicable law, including but not limited to the right to waive such default and demand specific performance, terminate this Agreement (with Buyer to thereupon be released from any further obligations and liabilities hereunder), or pursue an action for damages. In the event of any such default by Seller, the Deposit (including accrued interest) will be returned to Buyer upon demand from Buyer. If Buyer fails to perform any of its obligations in accordance with the Agreement, Seller's sole remedy (and Buyer's sole liability) shall be to terminate this Agreement and to receive and retain the Deposit theretofore paid by Buyer; provided, the foregoing limitation shall not apply to the Inspection Indemnity or Brokerage Indemnity (as herein defined).

                  10.      Rights Of Escrow Holder.

                           (a)      Event Of Litigation.

                                    If this Escrow shall be in any litigation or
controversy, Buyer and Seller shall hold Escrow Holder free from, and harmless against, any loss or expense (except to the extent due to the negligence, intentional or other culpable act or failure to act of Escrow Holder) that may be suffered by Escrow Holder by reason of such litigation or controversy.

                           (b)      Conflicting Demands.

                                    Except as otherwise provided in this
Agreement, in the event conflicting demands are made or notices served upon Escrow Holder with respect to this Escrow, Buyer and Seller agree that Escrow Holder shall have the absolute right, at its election, after five (5) days written notice to Seller and Buyer, to do either or both of the following:

                                    (i)     Withhold and stop all further
proceedings in, and performance of, this Escrow; or,

                                    (ii)    File a suit in interpleader and
obtain an order from the court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights amongst themselves with respect to this Escrow and Agreement. In the event such interpleader suit is brought, Escrow Holder shall, upon appropriate delivery of all documents and sums then held by Escrow Holder to such court, be fully released and discharged from all obligations to perform any and all further duties and obligations imposed upon Escrow Holder as a result of this Agreement.

                           (c)      Facsimile Transmissions.

                                    The Escrow Holder shall have the right to
rely upon any party's signature on this Agreement and/or any documents relating to this Escrow transmitted by facsimile machine from any of the parties as though it were an original.

                  11.      Broker's Fees.

                           Any and all brokerage commissions or other broker
fees with respect to this transaction shall be paid by Seller. Seller hereby represents that it has a contingent brokerage commission obligation to CB Commercial Real Estate Group, Inc. ("CB") which shall be payable if and when the transaction contemplated by this Agreement closes. Buyer hereby represents that it has not dealt with any real estate brokers other than CB with respect to this transaction. The parties hereto each agree to indemnify and hold harmless the other for, from and against any and all loss, liability, damage, cost, claim or expense, including interest, and reasonable attorneys' fees, that shall be incurred or suffered by reason of a brokerage commission or finder's fee payable to the extent of any act, omission or statement of the indemnifying party. CB will not be deemed a third party beneficiary of this Agreement nor will its consent or joinder to any amendment or cancellation of this Agreement be required except with respect to an amendment of the commission amount payable to CB.

                  12.      Notices.

                           Unless applicable law requires a different method of
giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be deemed given upon personal delivery, completion of facsimile transmission if by facsimile, one (1) business day following delivery to a recognized overnight courier service (such as Federal Express) designated for next business day delivery, or two (2) days following deposited in the United States mail, certified with a return receipt requested and postage pre-paid, addressed to the party to whom such notice, demand or other communication is to be given as follows:

Buyer: Desert Commercial Properties Limited Partnership c/o Rockmar Capital, L.L.C.
                            2525 Camelback Road
                            Suite 950
                            Phoenix, Arizona 85016
                            Fax No.: (602) 912-8945

With copies to:             Robert L. Shaw, Esq.
                            Byrne, Beaugureau, Shaw, Zukowski & Hancock, P.C.
                            2111 East Highland Road
                            Suite 255
                            Phoenix, Arizona 85016

Seller:                     Attn: Herbert H Bunchman II, M.D.
                                  1520 South Dobson Drive
                                  Suite 314
                                  Mesa, Arizona
                                  Fax No.: (602) 969-4316

With copies to:                   David Case, Esq.
                                  Ryley, Carlock & Applewhite
                                  101 North 1st Avenue, Suite 2700
                                  Phoenix, Arizona 85003
                                  Fax No.:  (602) 257-9582

                           Any party hereto may change its address for the
purpose of receiving notices, demands or other communications as herein provided by not less than five (5) says prior written notice given in the manner aforesaid to the other party or parties hereto.

                  13.      Right Of Entry.

                           Buyer shall have the reasonable right of entry during
normal business hours to the Property upon at least forty-eight (48) hours notice to Seller for the purpose of making inspections of the Property. Such inspections or other tests shall be at Buyer's sole expense. Buyer shall indemnify and hold Seller harmless in connection with and for, from and against any claims, loss or liability (including costs and attorney's fees) suffered, threatened or caused as a result of or to the extent deriving from such inspection(s), test(s), ingress, egress and/or other activities of Buyer, its contractors or agents, on or with respect to the Property (the "Inspection Indemnity"). The Inspection Indemnity shall survive the Close of Escrow, and any cancellation or termination of this Agreement. Seller shall have the right, but not the obligation, to have a representative of the Seller accompany Buyer on any inspection. Any such inspection must be carried out in a manner which does not unreasonably interfere with the Tenants of the Property.

                  14.      Condemnation Or Destruction.

                           (a)      Damage by Fire, Explosion, Disaster or Other
Casualty.

                                    If prior to the Closing any part of the
Property shall be destroyed or damaged by fire, explosion, earthquake, disaster, accident, disturbance or act of God, then Seller shall promptly give Buyer written notice thereof. If the cost of repairing such damage or destruction is less than $100,000.00, or if Buyer decides to proceed with the purchase of the Property notwithstanding the amount of such cost of repair, then the Closing shall proceed, and Seller at the Closing shall assign and transfer to Buyer all applicable insurance proceeds (including rent loss for the period from and after Close of Escrow) payable as a result of such damage or destruction, and pay Buyer the deductible sum, if any, prescribed by such insurance policy or any otherwise uninsured portion of such loss. If the cost of repairing such damage or destruction is $100,000.00 or greater, or is not covered by available insurance proceeds, then Buyer may, at its option, within ten (10) days following Buyer's receipt of Seller's notice, terminate this Agreement by written notice to Escrow Holder, in which event the Escrow Holder is directed to return to Buyer any Deposit with each party to then be released from any further right or obligation hereunder. Following any assignment by Seller of any insurance proceeds pursuant to this paragraph, Seller shall cooperate reasonably with Buyer in any loss adjustment negotiations with the insurance carrier. If Buyer shall not so elect to terminate this Agreement, the Closing shall proceed and Seller, at the Closing, shall assign and transfer to Buyer all applicable insurance proceeds (including rent loss for the period from and after Close of Escrow) payable as a result of such damage or destruction, and pay Buyer the deductible sum, if any prescribed by such insurance policy.

                           (b)      Condemnation.

                                    If prior to the Closing, any legal action
shall be initiated or threatened by the United States of America, the State of Arizona or any municipality thereof or any other governmental body or by any other corporation or person for the taking of any material part (in excess of $100,000.00) of the Property under the power of eminent domain or otherwise, Seller shall promptly give Buyer written notice thereof, and Buyer may, at its option, within ten (10) days following the receipt of such notice, terminate this Agreement by giving Seller and Escrow Holder written notice thereof, in which event the Escrow Holder is directed to return to Buyer Deposit and with each party to then be released from any further obligation or liability hereunder. If Buyer shall not so elect to terminate this Agreement, or if the taking is $100,000.00 or less, then the Closing shall proceed and Seller, at the Closing, shall assign and deliver to Buyer all of Seller's rights (including proceeds received at or prior to Closing) arising by reason of such legal action, including but not limited to, all rights to award, compensation or other proceeds payable by reason of such action.

                  15.      Survival Of Representations And Warranties.

                           All representations, warranties, covenants and
agreements of the parties contained in this Agreement, or in any instrument or other writing provided for herein, shall, except as otherwise set forth herein, survive the execution and delivery of this Agreement and the Close of Escrow.

                  16.      Attorneys' Fees.

                           Should any party hereto institute any action or
proceeding at law or in equity to enforce any provision of this Agreement, including any action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or any provision thereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs incurred by the prevailing party in such action or proceeding.

                  17.      Time Is Of The Essence and Dates.

                           Time is of the essence of this Agreement and all of
the terms, provisions, covenants and conditions hereof. If the date of performance by any party to this Agreement occurs on a weekend or holiday, then such performance shall occur on the next business day. A business day shall mean any day the State of Arizona and Maricopa County are regularly open for the conduct of business.

                  18.      Assignment.

                           Buyer shall have the right until the Close of Escrow
to assign Buyer's rights under this Agreement (an "Assignment") only to an entity (a "Permitted Assignee") which either: (a) has Desert Commercial Properties Limited Properties, or its principals, as a principal and managing member, partner, shareholder or similar participant therein; or (b) is otherwise approved by Seller, such approval not to be unreasonably withheld. An Assignment shall not be effective unless and until: (i) a copy of the Assignment document, duly executed by both Buyer and the Permitted Assignee, has been delivered to both Seller and Escrow Holder; (ii) in the Assignment the Permitted Assignee agrees to assume all of the obligations of Buyer and provide for continuation of the Deposit as set forth in this Agreement; and (iii) written confirmation is obtained from Samaritan that it satisfies the requirements of Samaritan for Seller's Liability Release.

                  19.      Tax Deferred Exchange.

                           Either party ("Accommodator") shall upon request of
the other ("Requesting Party") cooperate in effectuating transfer of the Property to a tax deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as and if amended (an "Exchange"), subject to the following:

                           (a)      The Requesting Party shall have the right
to proceed with an Exchange at any time prior to Close of Escrow, provided it gives reasonable advance notice (in any event not less than five (5) business days) of its desire to have Accommodator participate in the Exchange, together with each and all of the documents to be executed by Accommodator, with respect to the Exchange.

                           (b)      Neither the Closing, nor consummation of
any other aspect of this Agreement, shall in any way be predicated or conditioned on the Exchange or completion thereof.

                           (c)      Any documents to be executed by
Accommodator in connection with an Exchange shall not cause Accommodator to incur any additional cost, expense or liability in any way or manner (irrespective of whether indemnified against by Requesting Party).

                           (d)      Accommodator shall have the right, as a
condition to participation in the Exchange, to require Requesting Party to provide advance payment to Accommodator of the reasonably anticipated extra costs, including attorney fees, to be incurred by Accommodator solely by reason of participation in the Exchange.

                           (e)      Accommodator does not make any
representation or warranty to Requesting Party or any other third party, including state or federal tax authorities that the exchange will qualify for any particular or deferred tax treatment.

                           (f)      Requesting Party shall indemnify and hold
Accommodator harmless for, from and against any and all liability, damages, or costs, including actual attorneys' fees, incurred or that may be incurred by Accommodator by virtue of Accommodator's participation in the Exchange.

                           (g)      The Exchange shall not in any way limit,
terminate or otherwise effect all or any of any party's rights or obligations under this Agreement.

                  20.      Miscellaneous.

                           (a)      Independent Legal Advice.

                                    Each of the parties to this Agreement does
hereby warrant, represent to and agree with the other that it executes this document with full knowledge of its rights under this Agreement, and that it has received, or had the opportunity to receive, independent legal advice as to these rights.

                           (b)      Applicable Law.

                                    This Agreement shall in all respects, be
governed by the laws of the State of Arizona applicable to agreements executed and to be wholly performed within Arizona.

                           (c)      Severability.

                                    Nothing contained herein shall be construed
so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail; but the provision of this Agreement which is affected shall be deemed deleted and limited only to the extent necessary to bring it within the requirements of the law.

                           (d)      Further Assurances.

                                    Each of the parties hereto shall execute
and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder to carry out the intent of the parties hereto.

                           (e)      Modifications and Amendments.

                                    This Agreement, including this paragraph,
may be modified or amended only by an agreement in writing signed by the Buyer and Seller.

                           (f)      Entire Agreement.

                                    This Agreement contains all representations
and the entire agreement and understanding between the parties, and supersedes any and all other agreements, either oral or in writing, between the parties hereto, concerning the subject matter of this Agreement.

                           (g)      Counterparts.

                                    This Agreement may be executed in several
counterparts, each of which shall be deemed to be an original and all of which together shall constitute the Agreement, notwithstanding the fact that all the parties have not been signatories either on the same date or to the same counterpart; provided, however, that the Agreement shall not become effective until completely conforming counterparts have been signed by each of the parties hereto.

                           (h)      Number and Gender.

                                    In this Agreement, the masculine, feminine
or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so requires.

                           (i)      Captions and Recording References.

                                    The captions appearing at the commencement
of the sections hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern in the construction of this Agreement. Set recordation references herein refer, unless otherwise expressly stated, to the Office of the Maricopa County Recorder, State of Arizona.

                           (j)      Exhibits.

                                    Exhibits "A" through "O" attached are
hereby incorporated herein by this reference.

                           IN WITNESS WHEREOF, the parties have executed this
Agreement on the date and place first written above.

                                    SELLER:

                   PHASE III DESERT SAMARITAN MEDICAL BUILDING

                   PARTNERS

                     An Arizona General Partnership

                     By: /s/ Herbert H. Bunchman II, M.D.
                        ------------------------------------------
                          Herbert H. Bunchman II, M.D.
                     Its: Managing Partner

                     By: /s/ Michael A. Chasin, M.D.
                        ------------------------------------------
                             Michael A. Chasin, M.D.
                     Its: Managing Partner

                     By: /s/ Mark Stern, M.D.
                        ------------------------------------------
                             Mark Stern, M.D.
                     Its: Managing Partner

                     BUYER:

                     DESERT COMMERCIAL PROPERTIES LIMITED PARTNERSHIP an Arizona limited partnership


                     By:     Rokmar Capital, L.L.C.
                               an Arizona limited liability company
                     Its:    General partner

                     By: /s/ Kambiz Babaoff
                        ------------------------------------------
                             Kambiz Babaoff, Manager

                                    BROKER:

                      CB COMMERCIAL REAL ESTATE GROUP, INC.

                     By: /s/ Robert L. Young
                        ------------------------------------------

                     ITS: Vice President
                        ------------------------------------------

ACCEPTED:
/s/ C.D. Dieckhoff                                       Aug. 15, 1995
-------------------------------                          ----------------------
Chicago Title Insurance Company                          Date




C.D. DIECKHOFF
SENIOR ESCROW OFFICER